UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2019
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Alta Mesa Resources, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-38040	81-4433840
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15021 Katy Freeway, Suite 400, Houston, Texas 77094
(Address of Principal Executive Offices) (Zip Code)

281-530-0991
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement
The information set forth in Item 5.02 of the Current Report on Form 8-K is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Officer Separation
On March 22, 2019, the Company and Craig W. Collins, the Vice President and Chief Operating Officer - Midstream of the Company, came to a mutual understanding with respect to Mr. Collins’ separation from the Company, which will occur effective April 3, 2019 (the “Separation Date”). In connection with this understanding, the Company entered into a separation agreement with Mr. Collins that provides his receiving the following:

1.	a pro-rated “target” annual bonus for 2019, in the amount of $108,925;

2.	a lump sum equal to 18 months base salary and 1.5 times his 2019 target annual bonus;

3.	$24,000 for outplacement services;

4.	nine months of Company-funded COBRA coverage; and

5.	280G tax gross up payment, if applicable, in the event a change in control occurs within one year of the separation date.
Mr. Collins’ rights to these payments are subject to his compliance with his non-compete, non-solicitation and other restrictive covenants, as well as his signing and not revoking a general release of claims. Mr. Collins agreed to forfeit any right he had under all outstanding equity awards, including his rights to a 2019 equity award with a minimum market value of $1.5 million.
A copy of Mr. Collin’s separation agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.
(e) 2019 Incentive Program
On March 22, 2019, the Board of Directors approved the Company’s 2019 incentive program. Under such program, certain of the Company’s named executive officers will be eligible for bonus payments throughout the year. The Company does not plan to make any equity grants to named executive officers for 2019.
Annual Incentive Compensation Bonus: The annual incentive compensation bonus amount is payable in quarterly installments on each of March 31, June 30, September 30, and December 31, 2019, provided that the executive remains employed by the Company or one of its subsidiaries on each such date. If an executive is terminated by the Company without cause or leaves for good reason (in each case as defined in the award agreement), the executive will be paid the next installment, subject to the executive executing and not revoking a general release of claims. If an executive quits or is terminated for cause, then the executive will forfeit any remaining prospective payments. The aggregate annual incentive compensation bonus amounts for Messrs. James T. Hackett and John C. Regan and Ms. Kimberly O. Warnica are $494,000, $427,500 and $427,500, respectively.
Performance Bonus: Certain of our named executive officers will also be eligible to earn a cash performance bonus in two equal installments based on the Company’s achievement of performance targets relating to production, cost control, adjusted earnings before interest, taxes, depreciation and amortization and broader strategic objectives on each of June 30, 2019 and December 31, 2019. Overachieve performance will result in payout of 100% of the award; target performance in payout of 75% of the award, and threshold performance in payout of 50% of the award. There will be no payout with respect to performance below the threshold level.
The aggregate value of both the June and December awards that can be earned by certain named executive officers at the threshold, target, and overachieve performance levels are as follows:

Executive Officer	Threshold	Target	Overachieve
James T. Hackett, Interim Chief Executive Officer	$886,000	$1,329,000	$1,772,000
John C. Regan, Chief Financial Officer	$849,000	$1,273,500	$1,698,000
Kimberly O. Warnica, Vice President, General Counsel, Chief Compliance Officer and Secretary	$773,000	$1,159,500	$1,546,000

Each executive must be employed on June 30, 2019 and December 31, 2019, respectively, to be eligible to receive that portion of their performance award. However, if an executive is terminated without cause or resigns for good reason (in each case, as defined in the award agreement), and subject to actual Company performance and the executive signing and not revoking a release of claims, such executive will be eligible to receive the following:

1.
If such termination is following a Change in Control (as defined in the Company’s 2018 Long Term Incentive Plan) regardless of when, then the executive will remain eligible to earn any unpaid performance award.

2.	Absent a Change in Control:

a.	If such termination is on or before June 30, 2019, the executive will retain eligibility for the first installment in June but will forfeit any rights to the second installment in December.

b.	If such termination is between July 1, 2019 and December 31, 2019 the executive will remain eligible for the December installment.
A form of the 2019 incentive program award agreement is attached as Exhibit 10.2 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
10.1	Separation Agreement, by and between Alta Mesa Services, LP and Craig W. Collins, dated March 26, 2019.
10.2	Form 2019 Incentive Program Letter Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alta Mesa Resources, Inc.

Date: March 28, 2019	By:	/s/ John C. Regan
John C. Regan
Chief Financial Officer